Exhibit 10.1

THIS SECURITIES PURCHASE AGREEMENT (THIS “AGREEMENT”) RELATES TO AN OFFER AND SALE OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S (AS DEFINED HEREIN) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).

NONE OF THE SECURITIES TO WHICH THIS SECURITIES PURCHASE AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

FORM OF SECURITIES PURCHASE AGREEMENT

THIS AGREEMENT, dated as of September 7, 2020, is entered into by and between Powerbridge Technologies Co., Ltd., a Cayman Islands exempted company with limited liability(“Company”), and [●], its successors and/or assigns (“Purchaser”).

A. Company and Purchaser are executing and delivering this Agreement pursuant to the exemption from securities registration afforded by the Securities Act, Regulation S promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Purchaser desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, a Convertible Promissory Note, in the form attached hereto as Exhibit A, in the aggregate principal amount of US$50,000,000 (the “Note”), convertible into ordinary shares, $0.00166667 par value per share (“Ordinary Share”), upon the terms and subject to the limitations and conditions set forth in such Note.

C. This Agreement, the Note, and all other certificates, documents, agreements, resolutions, and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents.”

D. For purposes of this Agreement: “Conversion Shares” means all Ordinary Shares issuable upon conversion of all or any portion of the Note; and “Securities” means the Note and the Conversion Shares.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Purchaser hereby agree as follows:

1. Purchase and Sale of Securities.

1.1. Purchase of Securities.

Company shall issue and sell to Purchaser and Purchaser shall purchase from Company the Note. In consideration thereof, Purchaser shall pay the Purchase Price (as defined below) to the Company.

1

1.2. Form of Payment.

On the Closing Date (as defined below), Purchaser shall pay the Purchase Price to the Company via wire transfer of immediately available funds against delivery of the Note.

1.3. Closing Date.

Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the closing of the transactions contemplated by this Agreement (the “Closing”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 5 and 6 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer) the offices of Hunter Taubman Fischer & Li LLC in New York, New York.

1.4. Collateral for the Note.

The Note shall not be secured.

1.5. Purchase Price.

The “Purchase Price” shall be US$50,000,000.

2. Purchaser’s Representations and Warranties.

Purchaser represents and warrants to Company that as of the date hereof and as of the Closing Date:

2.1 Organization. Purchaser is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its formation, with full right, or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

2.2 Authority. Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase Securities being sold to it hereunder. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership or limited liability company action, and no further consent or authorization of Purchaser or its Board of Directors, shareholders, partners, members, or managers, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with the terms hereof.

2

2.3 Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to Company, which by Purchaser’s execution of this Agreement, Purchaser hereby confirms. Securities to be acquired by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any individual, corporation, partnership, limited liability company, joint venture, trust or other entity (“Person”) to sell, transfer or grant participations to any Person, with respect to any of the Purchaser’s Securities.

2.4 Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in Securities, and has so evaluated the merits and risks of such investment.

2.5 Ability to Bear Risk. Purchaser understands and agrees that the purchase of Securities is a high risk investment and that Purchaser is able to afford and bear an investment in a speculative venture having the risks and objectives of Company, including a risk of total loss of such investment. Purchaser must bear the substantial economic risks of the investment in Securities indefinitely because Securities may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration(s) is available.

2.6 Disclosure of Information. Purchaser has been given access to full and complete information regarding Company and has utilized such access to Purchaser’s satisfaction for the purpose of obtaining such information regarding Company as Purchaser has reasonably requested. In particular, Purchaser: (i) has received and thoroughly read and evaluated all the disclosures contained in this Agreement; and (ii) has been given a reasonable opportunity to review such documents as Purchaser has requested and to ask questions of, and to receive answers from, representatives of Company concerning Securities and the business and affairs of Company and to obtain any additional information concerning Company’s business to the extent reasonably available so as to understand more fully the nature of this investment and to verify the accuracy of the information supplied. Purchaser is satisfied that he, she or it has received adequate information with respect to all matters which he, she or it considers material to its decision to make this investment.

2.7 Restricted Securities. Purchaser understands that Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein. Purchaser understands that Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Except as otherwise provided herein, Purchaser acknowledges that Company has no obligation to register or qualify Securities. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period of Securities, or requirements relating to Company that are outside of Purchaser’s control, and which Company is under no obligation, and may not be able, to satisfy.

3

2.8 Use of Proceeds. Purchaser acknowledges the Company may use the net proceeds from the transaction contemplated by this Agreement for the planned advertising and media technology platform business for working capital, general corporate use and other purposes as approved by the board of directors of the Company.

2.9 Trading Restrictions. Purchaser has been independently advised as to the restrictions with respect to trading Securities and with respect to the resale restrictions imposed by applicable securities laws, hereby confirms that no representation has been made to him, her or it by or on behalf of Company with respect thereto, hereby acknowledges the risks relating to an investment therein and of the fact that he, she or it may not be able to resell Securities except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable restriction period and compliance with the other requirements of applicable law, that Purchaser (or others for whom he, she or it is contracting hereunder) is solely responsible to find out what these restrictions are and that Purchaser is solely responsible (and not Company) for compliance with applicable resale restrictions and that Purchaser is aware that he, she or it may not be able to resell Securities except in accordance with limited exemptions under applicable securities laws, and he, she or it agrees that any certificates representing Securities may bear a legend indicating that the resale of such securities is restricted.

2.10 Holding Periods. Purchaser is solely responsible (and not Company) for compliance with all applicable hold periods and resale restrictions to which Securities are subject.

2.11 Regulation S Exemption. Purchaser acknowledges and agrees that none of Securities have been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons (as defined herein), except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in each case only in accordance with applicable state and provincial securities laws. Purchaser understands that Securities are being offered and sold to him, her or it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire Securities. In this regard, Purchaser represents, warrants and agrees that the Purchaser is a “non-US person” as defined in Regulation S. The Purchaser further makes the representations and warranties to the Company set forth on Exhibit B. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and such Purchaser is not a broker-dealer, nor an affiliate of a broker-dealer.

2.12 No Advertisements or Direct Selling Effort. Purchaser is not receiving Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or via the Internet, or presented at any seminar or meeting. Purchaser has not acquired Securities as a result of, and will not engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of any of Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of Securities; provided, however, that Purchaser may sell or otherwise dispose of any of Securities pursuant to registration of any of Securities pursuant to the Securities Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein.

4

2.13 Legend. Purchaser acknowledges and agrees that Securities shall bear a restricted legend (the “Legend”), in the form and substance as set forth in Section 7 hereof, disclosing the prohibition on the offer, sale, pledge or transfer of Securities, except (i) pursuant to an effective registration statement filed under the Securities Act, (ii) in accordance with the applicable provisions of Regulation S, promulgated under the Securities Act, (iii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), and (iv) pursuant to any other exemption from the registration requirements of the Securities Act or for estate planning purposes (subject to any escrow restrictions).

2.14 Economic Considerations. Purchaser is not relying on Company, or its affiliates or agents with respect to economic considerations involved in this investment. Purchaser has relied solely on his, her or its own advisors.

2.15 Compliance with Laws. Any resale of Securities during the “distribution compliance period” as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S. Further, any such sale of Securities in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction. Purchaser will not offer to sell or sell Securities in any jurisdiction unless Purchaser obtains all required consents, if any.

2.16 General. Purchaser understands that Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire Securities.

5

3. Company’s Representations and Warranties.

3.1 Company represents and warrants to Purchaser that as of the date hereof and as of the Closing Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (iv) this Agreement, the Note, and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; (v) the execution and delivery of the Transaction Documents by Company, the issuance of Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for Ordinary Share, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vi) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or share exchange or market or the shareholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Purchaser or the entering into of the Transaction Documents; (vii) none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (viii) in the twelve (12) months preceding the date hereof, Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the Exchange Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”); (ix) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents; (x) Company has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the Exchange Act; (xi) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the Securities Act; (xii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiii) Purchaser shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Purchaser, Purchaser’s employees, officers, directors, shareholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; (xiv) when issued, the Conversion Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (xv) neither Purchaser nor any of its officers, directors, shareholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Purchaser or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xvi) Company acknowledges that the State of New York has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of New York, as set forth more specifically in Section 8.2 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; (xvii) the authorized capital stock of the Company and the Shares there of currently issued and outstanding as of 8,967,748 is set forth in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019 (the “Form 20-F”) and, except as set forth in the on this section, is the authorized and issued and outstanding capital stock of the company as at the date hereof and (i) the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities;(ii) the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any Conversion Shares of the capital stock of the Company; (iii)the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, except where non-compliance would not have a material adverse effect and the Company has furnished or made available to the Purchaser true and correct copies of the Company’s Memorandum and Articles of Association, as amended and in effect on the date hereof (the “M&A”); (xviii) to the Company’s knowledge, no event or circumstance has occurred or exists with respect to the Company, the subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. other than those incurred in the ordinary course of the Company’s and the subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a material adverse effect; (xix) except where non-compliance would not have a material adverse effect, each of the Company and the subsidiaries has good and marketable title to (i) all properties and assets purportedly owned or used by them as reflected in the financial statements, (ii) all properties and assets necessary for the conduct of their business as currently conducted, and (iii) all of the real and personal property reflected in the financial statements free and clear of any Lien and all leases are valid and subsisting and in full force and effect; (xx) the Company and the subsidiaries have all material franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a material adverse effect; (xxi) the business of the Company and the subsidiaries is not being conducted in violation of any Federal, United states laws, or rules, regulations and ordinances of any of any governmental entity, except for possible violations which singularly or in the aggregate could not reasonably be expected to have a material adverse effect. The Company is not required under Federal, United states law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing); (xxii) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company’s M&A, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, pledge, charge or encumbrance (collectively, “Lien”) of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, United states, statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, provided, however, that, excluded from the foregoing in all cases are such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect; (xxiii) each of the Company and the subsidiaries owns or has the lawful right to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of their respective business as now conducted without any conflict with the rights of others, except where the failure to so own or possess would not have a material adverse effect; (xxiv) except as may have otherwise been disclosed in the Form 20-Fs, the books and records of the Company and the Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company, or the subsidiaries. Except as disclosed in the Company’s Commission Documents, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; (xxv) any and all written or oral contracts, instruments, agreements, commitments, obligations, plans or arrangements, the Company and the subsidiaries is a party to, that a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form F-1 (collectively, the “Material Agreements”) if the Company were registering securities under the Securities Act has previously been publicly filed with the SEC in the Commission Documents. Each of the Company and the Subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect the result of which would cause a material adverse effect; (xxvi) except as set forth in the financial statements or in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company or any person owning any capital stock of the Company or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder; (xxvii) assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby and the issuance and sale of the Securities hereunder does not contravene the rules and regulations of NASDAQ Stock Market; (xxviii) the Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended and the Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended; (xxix) the Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act nor has the Company received any notification that SEC is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from NASDAQ Stock Market on which the Ordinary Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market. Except as set forth in the SEC Reports, the Company is in compliance with all such listing and maintenance requirements; (xxx) assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of NASDAQ Stock Market on which any of the securities of the Company are listed or designated; (xxxi) the Company’s accounting firm is Friedman LLP. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ended December 31, 2019.

6

For the purpose of the Agreement, the term “SEC Reports” mean all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material),and the foregoing materials, including the exhibits thereto and documents incorporated by reference therein.

3.2 Assuming the accuracy of the representations and warranties of Purchaser contained in Section 2 hereof, the offer, issue, and sale of the Notes and the Conversion Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

4. Purchaser’s Covenants

4.1 Investor's trading activities with respect to Ordinary Shares of the Company will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of FINRA and the NASDAQ Stock Market.

From the date when the Investor receives Conversion Shares to the date when the Note is fully paid or redeemed, the Investor shall provide the Company with weekly trading reports reflecting shares sold and average sale price (“Trade Reports”).

4.2 Neither the Investor, nor any of its affiliates have an open short position in the Ordinary Share of the Company, and the Investor will agree that it will not, and that it will cause its affiliates not to, engage in any short sales (“Short Sales”) as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock) with respect to the Ordinary Share while any portion of the Notes remain outstanding.

5. Conditions to Company’s Obligation to Sell.

The obligation of Company hereunder to issue and sell the Securities to Purchaser at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

5.1. Purchaser shall have executed this Agreement and delivered the same to Company.

7

5.2. Purchaser shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

5.3. The representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

5.4. The Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

6. Conditions to Purchaser’s Obligation to Purchase.

The obligation of Purchaser hereunder to purchase the Securities at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Purchaser’s sole benefit and may be waived by Purchaser at any time in its sole discretion:

6.1. Company shall have executed this Agreement, the Note and delivered the same to Purchaser.

6.2. Company shall have delivered to Purchaser fully executed copies of all other Transaction Documents required to be executed by Company herein or therein.

6.3. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all respects as of such date.

6.4. Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

7. Legends

Each certificates representing Securities shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THESE SECURITIES ARE BEING OFFERED TO PURCHASERS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

8

8. Miscellaneous.

The provisions set forth in this Section 8 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 8 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

8.1. Specific Enforcement.

Company and Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

8.2. Governing Law; Venue.

Each of Company and Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of Company and Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in Sections 8.1 and 8.2 shall affect or limit any right to serve process in any other manner permitted by law. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Company hereby appoints Hunter Taubman Fischer & Li LLC, with offices at 800 Third Avenue, Suite 2800, New York, NY 10022 as its agent for service of process in New York. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

8.3. Counterparts.

Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

9

8.4. Headings.

The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

8.5. Severability.

In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

8.6. Entire Agreement.

This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Purchaser, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Purchaser, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

8.7. Amendments.

No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

8.8. Notices.

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Powerbridge Technologies Co., Ltd.

Attn: Stewart Lor, CFO

1st Floor, Building D2, Southern Software Park

Tangjia Bay, Zhuhai, Guangdong 519080, China

10

If to Purchaser:

[●]

Attn: [●]

[●]

[●]

With a copy to (which copy shall not constitute notice):

Hunter Taubman Fischer & Li LLC

Attn: Joan Wu

800 Third Avenue, Suite 2800

New York, NY 10022

8.9. Successors and Assigns.

This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Purchaser hereunder may be assigned by Purchaser to a third party, including its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Purchaser.

8.10. Survival.

The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Purchaser. Company agrees to indemnify and hold harmless Purchaser and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

8.11. Further Assurances.

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.12. Purchaser’s Rights and Remedies Cumulative.

All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Purchaser may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Purchaser may deem expedient.

11

8.13. Waiver.

No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

8.14. Waiver of Jury Trial.

EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

[Remainder of page intentionally left blank; signature page follows]

12

IN WITNESS WHEREOF, the undersigned Purchaser and Company have caused this Agreement to be duly executed as of the date first above written.

SUBSCRIPTION AMOUNT:

Aggregate Principal Amount of Note:	US$	50,000,000

Purchase Price:	US$	50,000,000

PURCHASER:

[●]

By: [●]

COMPANY:

Powerbridge Technologies Co., Ltd.

By:
Stewart Lor
Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

13

Exhibit A

FORM OF UNSECURED CONVERTIBLE PROMISSORY NOTE

14

Exhibit B

Non-U.S. Person Representations

The Purchaser indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Company as follows:

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the Preferred Shares, such person or entity was outside the United States.

2.	Such person or entity is acquiring the Preferred Shares for such Shareholder’s own account, for investment and not for distribution or resale to others and is not purchasing the Preferred Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

3.	Such person or entity will make all subsequent offers and sales of the Preferred Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Preferred Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.	Such person or entity has no present plan or intention to sell the Preferred Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Preferred Shares and is not acting as a Distributor of such securities.

5.	Neither such person or entity, its Affiliates nor any Person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Preferred Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

6.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Preferred Shares substantially in the form set forth in Section 3.12.

7.	Such person or entity is not acquiring the Preferred Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by this Agreement.

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Preferred Shares.

15

10.	Such person or entity understands the various risks of an investment in the Preferred Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Preferred Shares.

11.	Such person or entity has read the Agreement to which this Representation is attached and the Memorandum and has been furnished during the course of the transactions contemplated by this Agreement with all other information regarding the Company that such person or entity has requested and all such information is sufficient for such person or entity to evaluate the risks of investing in the Preferred Shares.

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Preferred Shares.

13.	Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this Agreement or the Memorandum.

14.	Such person or entity will not sell or otherwise transfer the Preferred Shares unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.	Such person or entity represents that the address furnished on its signature page to this Agreement is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

16.	Such person or entity understands and acknowledges that the Preferred Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

16